EXHIBIT 4-v


                          [FORM OF FACE OF SECURITY]

                PERMANENT GLOBAL FIXED RATE SENIOR BEARER NOTE

BEARER                                                                  BEARER
No. PGFX

               [COMMERCIAL PAPER ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE UNITED KINGDOM BANKING ACT 1987.](1)

------------
(1) Applies only if this Note is denominated in pounds sterling and matures not more than one year from and including the Original Issue Date.

               [A [SHORTER TERM/LONGER TERM] DEBT SECURITY ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE UNITED KINGDOM BANKING ACT 1987.](2)

------------
(2) Applies only if this Note is denominated in pounds sterling and matures more than one year from and including the Original Issue Date.

               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR DEFINITIVE BEARER NOTES OR IN WHOLE OR IN PART FOR REGISTERED NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

               IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

               THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN. THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW OF JAPAN AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

               IF THIS NOTE IS DENOMINATED IN JAPANESE YEN, IT SHALL HAVE A MATURITY OF NOT LESS THAN ONE YEAR AND IT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT IN JAPAN PRIOR TO THE DATE WHICH IS 90 DAYS AFTER THE SETTLEMENT DATE WITH RESPECT TO THIS NOTE. IF (i) INTEREST PAYMENTS ON THIS NOTE ARE DENOMINATED IN JAPANESE YEN AND PRINCIPAL PAYMENTS ARE DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN JAPANESE YEN OR (ii) PRINCIPAL PAYMENTS ON THIS NOTE ARE DENOMINATED IN JAPANESE YEN AND INTEREST PAYMENTS ARE DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN JAPANESE YEN, THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE SETTLEMENT DATE WITH RESPECT TO THIS NOTE.


                MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
               SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES [D/E]
                               (Fixed Rate)

ORIGINAL ISSUE DATE:        INITIAL REDEMPTION       INTEREST RATE:                 MATURITY DATE:
                              DATE:
INTEREST ACCRUAL            INITIAL REDEMPTION       INTEREST PAYMENT               OPTIONAL REPAY
  DATE:                       PERCENTAGE:              DATE:                          MENT DATE:
TOTAL AMOUNT OF             ANNUAL REDEMPTION        APPLICABILITY OF               MINIMUM DENOMINATIONS
  OID:                        PERCENTAGE               MODIFIED PAYMENT
                              REDUCTION:               UPON ACCELERATION
                                                       OR REDEMPTION:
ORIGINAL YIELD TO           INITIAL ACCRUAL          If yes, state Issue Price:     EXCHANGE FOR
  MATURITY:                   PERIOD OID:                                             REGISTERED NOTES:
EUROCLEAR NO.:              CEDEL NO.:               SPECIFIED CURRENCY:            OTHER PROVISIONS:
COMMON CODE:                                           EXCHANGE RATE
                                                       AGENT:
ISIN:

               Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to bearer, upon surrender hereof, the principal amount specified in [Schedule A hereto](3) [Schedule A-1 hereto](4), on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above from and including the Interest Accrual Date specified above until but excluding the date the principal amount is paid or duly made available for payment (except as provided below), annually in arrears on the Interest Payment Date specified above in each year commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs fifteen days or less prior to the first Interest Payment Date occurring after the Interest Accrual Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date.

------------
(3) Applies if this Note is not issued as part of, or in relation to, a Unit.
(4) Applies if this Note is issued as part of, or in relation to, a Unit.

               Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the holder of this Note at the office or agency of the Principal Paying Agent (this and certain other capitalized terms used herein are defined on the reverse of this Note) or at the office or agency of such other paying agents outside the United States as the Issuer may determine for that purpose (each, a "Paying Agent," which term shall include the Principal Paying Agent).

               Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon presentation and surrender of this Note at the office or agency of the Principal Paying Agent or at the office of any Paying Agent.

               Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above, except as provided on the reverse hereof. If this Note is denominated in U.S. dollars, any payment of the principal of, premium, if any, and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payments on this Note will be made either by a check mailed to an address outside the United States furnished by the payee or, at the option of the payee and subject to applicable laws and regulations and the procedures of the Paying Agent, by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent not less than 15 calendar days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. If this Note is denominated in a Specified Currency other than U.S. dollars, then, except as provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Note will be made in such Specified Currency either by a check drawn on a bank outside the United States or, at the option of the payee and subject to applicable laws and regulations and the procedures of the Paying Agent, by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                   MORGAN STANLEY, DEAN WITTER,
                                          DISCOVER & CO.




                                         By:
                                             -----------------------------
                                             Name:
                                             Title:

TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
      to in the within-mentioned
      Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee




By:
    --------------------------
      Authorized Officer





                         [FORM OF REVERSE OF SECURITY]

               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series [D/E], having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 and a Second Supplemental Indenture dated as of April 15, 1996 between Morgan Stanley Group Inc. (as predecessor of the Issuer) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) as further supplemented by a Third Supplemental Indenture dated as of June 1, 1997 between the Issuer and the Trustee (as so supplemented, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank (formerly known as Chemical
Bank), London Branch, as its principal paying agent for the Notes (the "Principal Paying Agent," which term includes any additional or successor Principal Paying Agent appointed by the Issuer). The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               If this Note is denominated in pounds sterling, the Issuer represents that it is not an authorized institution (for purposes of the United Kingdom Banking Act 1987) nor a European authorized institution as defined by Regulation 3 of the Banking Co-ordination (Second Council Directive) Regulations 1992 and repayment of the principal of, and payment of any interest or premium on, this Note has not been guaranteed, that it has complied with its obligations under the listing rules of the London Stock Exchange Limited (the "Rules") and that, since the last publication in compliance with the Rules of information about it, it, having made all reasonable inquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect of the Notes as they fall due.

               Unless otherwise provided on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the holders of the Notes designated for redemption who have filed their names and addresses with the Principal Paying Agent, not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Senior Indenture. Notice of redemption to all other holders of Notes shall be published in the manner set forth in "Notices" as defined below, once in each of the three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date set for redemption. In the event of redemption of this Note in part only, the Principal Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note so redeemed, whereupon the principal amount hereof shall be reduced for all purposes by the amount so redeemed and noted.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Principal Paying Agent must receive at its office in London, at least 15 but not more than 30 days prior to the date of repayment, this Note with the form entitled "Option to Elect Repayment" below duly completed. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, the Principal Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note so repaid, whereupon the principal amount hereof shall be reduced for all purposes by the amount so repaid and noted.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise specified on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note is issued in permanent global bearer form without interest coupons attached (a "Global Bearer Note"). The beneficial owner of all or a portion of this Note may exchange its interest in this Note upon not less than 30 days' written notice to the Principal Paying Agent through the relevant clearing system, in whole, for Notes in bearer form with interest coupons, if any, attached (the "Definitive Bearer Notes," and, together with the Global Bearer Notes, the "Bearer Notes") or, if so indicated on the face of this Note, at the beneficial owner's option, in whole or from time to time in part, for Notes in fully registered form without coupons (the "Registered Notes"), in each case, in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple of 1,000 units of the Specified Currency set forth on the face hereof. Interests in this Note shall also be exchanged by the Issuer in whole, but not in part, for Definitive Bearer Notes, which shall be serially numbered, with coupons, if any, attached or, if indicated on the face of this Note, at the beneficial owner's option, for Registered Notes, of any authorized denominations if (i) this Note is accelerated following an Event of Default or (ii) either Euroclear or Cedel Bank or any other relevant clearing system is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so. The Issuer shall give notice to the Principal Paying Agent promptly following any such acceleration or upon learning of any such closure. Any exchanges referred to above shall be made at the office of the Principal Paying Agent, or, in the case of Registered Notes, at the office of the transfer agent for the Registered Notes in London, which transfer agent will initially be The Chase Manhattan Bank (formerly known as Chemical Bank), London Branch, upon compliance with any procedures set forth in, or established pursuant to, the Senior Indenture; provided, however, that the Issuer shall not be required (i) to exchange this Note for a period of fifteen calendar days preceding the first publication of a notice of redemption of all or any portion hereof or (ii) to exchange any portion of this Note selected for redemption or surrendered for optional repayment, except that such portion of this Note may be exchanged for a Registered Note of like tenor; provided that such Registered Note shall be simultaneously surrendered for redemption or repayment, as the case may be; and provided, further, that if a Registered
Note is issued in exchange for any portion of this Note after the close of business at the office of the Principal Paying Agent on any record date (whether or not a Business Day) for the payment of interest on such Registered Note and before the opening of business at such office on the relevant Interest Payment Date, any interest will not be payable on such Interest Payment Date in respect of such Registered Note, but will be payable on such
Interest Payment Date only to the holder of this Note.   Upon exchange of this
Note in whole for a Definitive Bearer Note or Definitive Bearer Notes, or in whole or in part for a Registered Note or Registered Notes, the Principal Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of the principal amount hereof by an amount equal to the aggregate principal amount of such Definitive Bearer Note or Definitive Bearer Notes, or such Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. All such exchanges of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The date of any Note delivered upon any exchange of this Note shall be such that no gain or loss of interest results from such exchange.

               All (and not less than all) interests in this Note will be exchanged for Definitive Bearer Notes in accordance with the procedures set forth in the following two sentences as soon as practicable after (i) the first beneficial owner of an interest in this Note exchanges its interest for a Definitive Bearer Note or (ii) the Issuer gives notice to the Principal Paying Agent of an acceleration of the Note or the closure of a relevant clearing system as described above; provided that a common depositary located outside the United States (the "common depositary") holding this Note for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator"), Cedel Bank, societe anonyme ("Cedel") and/or any other relevant clearing system (including Societe Interprofessionelle pour la Compensation des Valeurs Mobilieres ("SICOVAM")) instructs the Principal Paying Agent regarding the aggregate principal amount of Definitive Bearer Notes and the denominations of such Definitive Bearer Notes that must be authenticated and delivered to each relevant clearing system in exchange for this Note. Thereafter, the Principal Paying Agent, acting solely in reliance on such instructions, shall, upon surrender to it of this Note and subject to the conditions in the preceding paragraph, authenticate and deliver Definitive Bearer Notes in exchange for this Note in accordance with such instructions and shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note. Nothing in this paragraph shall prevent the further exchange of Definitive Bearer Notes into Registered Notes.

               This Note may be transferred by delivery; provided, however, that this Note may be transferred only to a common depositary outside the United States for the Euroclear Operator, Cedel and/or any other relevant clearing system or to a nominee of such a depositary.

               In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Global Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               This Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Original Issue Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below.
Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

               Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the Notice.

               If the Issuer shall determine that any payment made outside the United States by the Issuer or any Paying Agent of principal, premium or interest due in respect of this Note would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Issuer, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of this Note who is a United States Alien (as defined below) (other than such a requirement (a) that would not be applicable to a payment made by the Issuer or any Paying Agent (i) directly to the beneficial owner or
(ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Issuer shall redeem this Note, as a whole, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the Amortized Amount), together with accrued interest to the date fixed for redemption, or, at the election of the Issuer if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Issuer shall make such determination and election as soon as practicable, shall promptly notify the Trustee thereof and shall publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information reporting requirements, whether the Issuer will redeem this Note or has elected to pay the additional amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If the Issuer redeems this Note, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Trustee at least 60 days prior to the date fixed for redemption. Notice of such redemption of this Note will be given to the holder of this Note not more than 60 nor less than 30 days prior to the date fixed for redemption. Such redemption notice shall include a statement as to the last date by which this Note to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Issuer shall not so redeem this Note if the Issuer shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such certification, identification or other information reporting requirement, in which case the Issuer shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of the holder of this Note to exchange this Note for Registered Notes pursuant to the provisions of this paragraph will terminate at the close of business of the Principal Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of this Note for Registered Notes shall be permitted.

               If and so long as the certification, identification or other information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect by notice to the Trustee to pay as additional amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Issuer or any Paying Agent of principal, premium or interest due in respect of this Note of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of this Note for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in this Note to be then due and payable. In the event the Issuer elects to pay any additional amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note as a whole at any time pursuant to the applicable provisions of the immediately preceding paragraph and the redemption price of this Note will not be reduced for applicable withholding taxes. If the Issuer elects to pay additional amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer will redeem this Note as a whole, pursuant to the applicable provisions of the immediately preceding paragraph.

               The Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

                    (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                    (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

                    (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

                    (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

                    (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

                    (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                    (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

                    (h) any combination of items (a), (b), (c), (d), (e),
     (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date provided, however, that if such Specified Currency is replaced by a single European currency (expected to be named the Euro), the payment of principal of, premium, if any, or interest on any Note denominated in such currency shall be effected in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, such new single European currency) where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

               If the principal of, premium, if any, or interest on, this Note is payable in ECUs, then with respect to each due date for any such payment on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right, replacing all or some of the currencies of the member states of the EC, the Issuer shall choose a substitute currency (the "Chosen Currency") which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU basket or U.S. dollars, in which all such payments due on or after that date with respect to this Note shall be made. Notice of the Chosen Currency so selected shall, where practicable, be published in the manner described in "Notices" below. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

               If the principal of, premium, if any, or interest on, this Note is payable in ECUs, then on the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right, replacing all or some of the currencies of the member states of the EC, the Issuer shall choose a Chosen Currency in which all such payments with respect to this Note having a due date prior thereto
but not yet presented for payment are to be made.   The amount of each payment
in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

               The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined on the following basis by, or on behalf of, an Exchange Rate Agent appointed by the Issuer. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components composing the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

               The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in the country of issue of the component currency in question.

               If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf; provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days in the country of issue before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Issuer or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Issuer, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of notes denominated in such currency would purchase such currency in order to make payments in respect of such securities.

               Payments in the Chosen Currency will be made at the specified office of a paying agent in the country of the Chosen Currency, or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency; provided that if U.S. dollars is the Chosen Currency, payments shall be made in accordance with the provisions for payments in U.S. dollars on the face hereof.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of this Note.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided. If this
Note is listed on the London Stock Exchange Limited and such Exchange so requires, the Issuer shall maintain a Paying Agent in London. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the holder of this Note.

               The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder of this Note as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               As used herein:

                    (a) the term "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the City of London and (i) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or ECUs, in the principal financial center of the country of the Specified Currency, (ii) if this Note is denominated in Australian dollars, in Sydney and (iii) if this Note is denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris;

                    (b) the term "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for wire transfers of the Specified Currency indicated on the face hereof as certified for customs purposes by the Federal Reserve Bank of New York;

                    (c) the term "Notices" refers to notices to the holders of the Notes to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe. Such publication is expected to be made in The Wall Street Journal and the Financial Times. Such Notices will be deemed to have been given on the date of such publication, or if published in such newspapers on different dates, on the date of the first such publication;

                    (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

                    (e) the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

               All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.



                           OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


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        (Please print or typewrite name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _____________.



Dated:
       ------------------------------     ------------------------------





                                                               [SCHEDULE A(5)]


             EXCHANGES FOR DEFINITIVE BEARER NOTES, DEFINITIVE
          REGISTERED NOTES AND FROM TEMPORARY GLOBAL BEARER NOTE,
                        REDEMPTIONS AND REPAYMENTS

               The initial principal amount of this Note is ___________. The following (A) exchanges of (i) portions of this Note for Definitive Bearer Notes or Registered Notes and (ii) portions of a Temporary Global Bearer Note for an interest in this Note or (B) (x) redemptions at the option of the Issuer or (y) repayments at the option of the holder have been made:



                    Principal Amount   Principal Amount   Principal Amount   Principal Amount
Date of Exchange,      Exchanged        Exchanged For      Exchanged for     Redeemed at the
  Redemption or      From Temporary       Definitive         Definitive       Option of the
     Payment          Global Notes       Bearer Notes     Registered Notes        Issuer
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

                   Remaining Principal
                   Amount Outstanding
Principal Amount     Following Such
 Repaid at the          Exchange,        Notation Made by or
 Option of the        Redemption or         on Behalf of
     Holder             Repayment           Paying Agent
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(5)  Applies if this Note is not issued as part of, or in relation to, a Unit.



                                                           [SCHEDULE A-1](6)


                       PERMANENT GLOBAL BEARER NOTE
                           SCHEDULE OF EXCHANGES

               The initial principal amount of this Note is $__________. The following (A) exchanges of the principal amount of Notes indicated below for the same principal amount of Notes to be represented by (i) Definitive Bearer Notes or (ii) Definitive Registered Notes or [(iii) a Global Bearer Note that has been separated from a Unit (a "Separated Note")](7), (B) exchanges of the principal amount of Notes that had been represented by (i) a Temporary Global Bearer Note [or (ii) a Global Bearer Note that is part of a Unit (an "Attached Unit Note")](8) for an interest in this Note and (C) reductions of the principal amount of this Note as a result of (i) cancellation upon the application of such amount to the settlement of Purchase Contracts or the exercise of Universal Warrants (ii) redemption at the option of the Issuer or
(iii) repayments at the option of the Holder have been made:

(6) This Schedule A needed only if this Note is issued as part of, or in relation to, a Unit.







               Principal                                Principal    Principal
  Date of       Amount      [Principal     [Principal     Amount       Amount     Principal
 Exchange,     Exchanged      Amount         Amount     Exchanged    Exchanged      Amount
Cancellation     From        Exchanged     Exchanged       For          For        Redeemed
Redemption,    Temporary      from an         for       Definitive   Definitive     at the
     or         Global       Attached      Separated      Bearer     Registered   option of
 Repayment       Notes     Unit Note](8)    Note](7)      Notes        Notes      the Issuer
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


                           Remaining
                           Principal
                             Amount
Principal                 Outstanding     Notation
  Amount                 Following such    Made by
  Repaid                   Exchange,        or on
  at the     Principal    Cancellation    behalf of
option of     Amount     Redemption or     Paying
the Holder   Cancelled     Repayment        Agent
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(7)  Applies only if this Note is attached to a Unit.
(8)  Applies only if this Note has been separated from a Unit.